EXHIBIT 1

                             JOINT FILING AGREEMENT

        Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


   Date:  July 3, 1997



                                  F.T. TRADING


                                  /s/ Anthony Ardizzone
                            By:   Anthony Ardizzone,
                                  Vice President


                                  /s/ John T. Porter
                                  John T. Porter



                                  /s/ Brian D. Porter
                                  Brian D. Porter